UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 10, 2007

DIONEX CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-11250 (Commission File Number)	94-2647429 (IRS Employer Identification No.)
1228 Titan Way
Sunnyvale, California 94088
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (408) 737-0700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers
Item 9.01. Exhibits
SIGNATURE
Exhibit Index
EXHIBIT 10.1
EXHIBIT 10.2

Item 5.02. Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers
     On October 10, 2007, the Board of Directors (the “Board”) of Dionex Corporation (the “Company”) (i) amended the Company’s 2004 Equity Incentive Plan (the “Incentive Plan”) to reduce the total number of shares subject to both initial and annual grants of stock options made to non-employee directors from 16,000 shares to 4,000 shares for initial grants, and from 4,000 shares to 1,000 shares for annual grants; and (ii) adopted a policy providing that non-employee directors will receive a discretionary grant of restricted stock units covering 4,000 shares for initial grants and 1,000 shares for annual grants as part of the initial and annual grants made to non-employee directors under the Incentive Plan. The restricted stock units granted under the Incentive Plan shall vest as to 25% of the shares subject to such grants annually over four years from the date of grant, or as may be determined by the Board or Compensation Committee of the Board at the time of grant. It is anticipated that the shares of common stock underlying any vested restricted stock units held by a non-employee director will be delivered promptly following termination of continuous service by the director or such earlier date (at least five years from the date of grant) as may be elected by the director, unless a subsequent valid election to receive the shares at a later date is made by the director. A copy of the amended Incentive Plan is attached hereto as Exhibit 10.1 and is incorporated by reference herein.
Item 9.01. Exhibits
(d)	Exhibits

Exhibit Number	Description
10.1	Dionex Corporation 2004 Equity Incentive Plan, as amended.

10.2	Stock Unit Grant Notice and Stock Unit Award Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIONEX CORPORATION
Dated: October 12, 2007	By:	/s/ Craig A. McCollam
Craig A. McCollam
Vice President, Finance and Administration and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
10.1	Dionex Corporation 2004 Equity Incentive Plan, as amended.

10.2	Stock Unit Grant Notice and Stock Unit Award Agreement